SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


              For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                          ENTERPRISE CAPITAL TRUST III

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            (Exact name of registrant as specified in its charter)


               Delaware                              22-3577994
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(State of incorporation or organization) (IRS  Employer Identification No.)


            80 Park Plaza
            P.O. Box 570
            Newark, New Jersey                                    07101
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      (Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:


Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
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____%Trust Originated Preferred Securities,           New York Stock Exchange
      Series C


Securities to be registered pursuant to Section 12 (g) of the Act:

None.

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Item 1.     Description of Registrant's Securities to be Registered.
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            The information required by this Item 1 is incorporated by reference to Registration Statement No. 333-52847 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which became effective on May 22, 1998. Copies of the Prospectus and the Prospectus Supplement describing the securities will be filed pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, and shall be deemed incorporated by reference into this Registration Statement filed on Form 8-A.

Item 2.     Exhibits.
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Exhibit No.

*1-1  Registration Statement No. 333-52847.

*3-3 Certificate of Trust for Enterprise Capital Trust III (included in Registration Statement No. 333-43241).

*3-6 Trust Agreement for Enterprise Capital Trust III (included in Registration Statement No. 333-43241).

*3-9 Form of Amended and Restated Trust Agreement for Enterprise Capital Trust III (included in Registration Statement No. 333-43241).

*4-2 Form of Preferred Security Certificate for Enterprise Capital Trust III (included in Exhibit 3-9 above).

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*     Pursuant to  Instruction  II to Item 2, the exhibits  have been filed with copies of this Registration Statement with the New York Stock Exchange and need not be filed with or incorporated by reference into this Registration Statement.

                                    SIGNATURE
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      Pursuant to the requirements of Section 12 of the Securities  Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                              Enterprise Capital Trust III

                              By:  Public Service Enterprise Group Incorporated,
                                  Its Depositor



                                               MORTON A. PLAWNER
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                                               Morton A. Plawner,
                                                   Treasurer






Dated: June 30, 1998